Exhibit 2.1




                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                                 EURO-TEL, INC.,
                             a Colorado corporation,


                      PHARMASYSTEMS COST CONTAINMENT CORP.,
                              a Florida corporation


                                ANDREW I. TELSEY

                                       and

                                 DARLENE D. KELL












                          effective as of June 20, 1997




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                      AGREEMENT AND PLAN OF REORGANIZATION


      THIS AGREEMENT AND PLAN OF REORGANIZATION, made and entered into this 20th day of June 1997, by and between EURO-TEL, INC., a Colorado corporation with its principal place of business located at 2851 S. Parker Road, Suite 720, Aurora, Colorado 80014 ("ETI"), Andrew I. Telsey ("Telsey"), Darlene D. Kell, ("Kell"), each a current officer and director of ETI, and PHARMASYSTEMS COST CONTAINMENT CORP., a Florida corporation with its principal place of business located at 7350 NW 7th St., #104, Miami, FL 33126 ("Pharma"), who hereby agree as follows:


                                    PREMISES

       A. This Agreement provides for the merger of Pharma with and into ETI as the surviving entity, and in connection therewith, the conversion of the outstanding common stock of Pharma into shares of common voting stock of ETI, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended.

       B. The boards of directors of Pharma and ETI have determined, subject to the terms and conditions set forth in this Agreement, that it is desirable and in the best interests of all of said corporations and their stockholders, that Pharma be merged into ETI as the surviving corporation pursuant to the laws of the State of Colorado and Pharma shall cease to exist. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed merger.


                                    AGREEMENT

      NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:


                                   ARTICLE I.

               REPRESENTATIONS, COVENANTS AND WARRANTIES OF PHARMA

      As an inducement to and to obtain the reliance of ETI, Pharma represents and warrants as follows:

      Section 1.1. ORGANIZATION. Pharma is a corporation duly organized, validly existing and in good standing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Pharma Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of Pharma as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not


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violate any provision of Pharma's  articles of incorporation  or bylaws.  Pharma has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

      Section 1.2. CAPITALIZATION. The authorized capitalization of Pharma consists of 5,000,000 Common Shares, par value $0.001 per share. As of the Closing Date (as hereinafter defined), there will be 3,372,584 shares of Pharma's Common Stock issued and outstanding (the "Pharma Common Shares"). A list of the Pharma shareholders, together with their respective shareholdings in Pharma, is attached hereto and incorporated herein as EXHIBIT "A." All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Other than as disclosed in the Pharma Schedules, Pharma has no other securities, warrants or options authorized or issued.

      Section 1.3. SUBSIDIARIES AND PREDECESSOR CORPORATIONS. Except as otherwise set forth in the Pharma Schedules, Pharma does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

      Section 1.4. FINANCIAL STATEMENTS. Included in the Pharma Schedules are audited financial statements, including a balance sheet, statement of operations, shareholder equity and cash flows and notes thereto, dated as of December 31, 1996 (the "Audited Financial Statements") and Pharma's unaudited balance sheet, statement of operations, shareholder equity and cash flows and notes thereto dated March 31, 1997. Relevant thereto:

            (a) the Pharma balance sheets included in the financial statements referred to above present fairly as of its date the financial condition of Pharma. Pharma does not have, as of the date of such balance sheet, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles and all assets reflected therein are properly reported and present fairly the value of the assets of Pharma, in accordance with generally accepted accounting principles;

            (b) Pharma has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

            (c) Pharma has filed all state, federal and local income tax returns required to be filed by it from inception to the date hereof, if any;

            (d) The books and records, financial and others, of Pharma are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

            (e) except as and to the extent disclosed in the most recent Pharma balance sheet and the Pharma Schedules, Pharma has no material contingent liabilities, direct or indirect, matured or unmatured.

      Section 1.5. INFORMATION. The information concerning Pharma set forth in this Agreement and in the Pharma Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact

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or omit to state a material fact required to make the statements  made, in light of the circumstances under which they were made, not misleading.

      Section 1.6. OPTIONS AND WARRANTS. Other than as disclosed in the Pharma Schedules, there are no existing options, warrants, calls or commitments of any character to which Pharma is a party and by which it is bound.

      Section 1.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement, the Pharma Schedules, or as otherwise disclosed to ETI, since March 31, 1997:

            (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or financial condition of Pharma; or (ii) any damage, destruction or loss to Pharma (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or financial condition of Pharma;

            (b) Pharma has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to shareholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Pharma; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction;
      (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

            (c) Pharma has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; or (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;

            (d) to the best knowledge of Pharma, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or financial condition of Pharma.

      Section 1.8. TITLE AND RELATED MATTERS. Pharma has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "ASSETS") which are reflected in the Audited Financial Statements and the Pharma Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Audited Financial Statements and in the Pharma Schedules. Except as set forth in the Pharma Schedules, Pharma owns all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Pharma's business. Except as set forth in the Pharma Schedules, no third party has any right to, and Pharma has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how or proprietary techniques, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would


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have  a  materially  adverse  affect  on  the  business,  operations,  financial condition of Pharma or any material portion of its properties, assets or rights.

      Section 1.9. LITIGATION AND PROCEEDINGS. To the best of Pharma's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against Pharma or affecting Pharma or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, or financial condition of Pharma. Pharma does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

      Section 1.10.  CONTRACTS.

            (a) Except as included or described in the Pharma Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments which would require the payment of $50,000 or more in any one year to which Pharma is a party or by which it or any of its assets, products, technology or properties are bound;

            (b) Except as included or described in the Pharma Schedules or reflected in the most recent Pharma balance sheet, Pharma is not a party to any written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money in excess of $100,000; (iv) guaranty of any obligation, other than one on which Pharma is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $50,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $25,000 in the aggregate;
      (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of Pharma; or (viii) contract, agreement or other commitment involving payments by it of more than $25,000 in the aggregate; and

            (c) To Pharma's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which Pharma is a party or by which its properties are bound and which are material to the operations of Pharma taken as a whole, are valid and enforceable by Pharma in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

      Section 1.11. MATERIAL CONTRACT DEFAULTS. Except as set forth in the Pharma Schedules, to the best of Pharma's knowledge and belief, Pharma is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Pharma, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Pharma has not taken adequate steps to prevent such a default from occurring.

      Section 1.12. NO CONFLICT WITH OTHER INSTRUMENTS. Except as set forth in the Pharma Schedules, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or


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instrument  to which  Pharma  is a party or to which  any of its  properties  or operations are subject.

      Section 1.13. GOVERNMENTAL AUTHORIZATIONS. To the best of Pharma's knowledge, Pharma has all material licenses, franchises, permits or other governmental authorizations legally required to enable Pharma to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Pharma of this Agreement and the consummation by Pharma of the transactions contemplated hereby.

      Section 1.14. COMPLIANCE WITH LAWS AND REGULATIONS. To the best of Pharma's knowledge and except as disclosed in the Pharma Schedules, Pharma has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or financial condition of Pharma or would not result in Pharma's incurring any material liability.

      Section 1.15. INSURANCE. All of the insurable properties of Pharma are insured for Pharma's benefit in accordance with the insurance policies disclosed in the Pharma Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date.

      Section 1.16. APPROVAL OF AGREEMENT. The shareholders and board of directors of Pharma have authorized the execution and delivery of this Agreement by Pharma and have approved the transactions contemplated hereby.

      Section 1.17. MATERIAL TRANSACTIONS OR AFFILIATIONS. Except as disclosed herein and in the Pharma Schedules, there exists no material contract, agreement or arrangement between Pharma and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Pharma to own beneficially, ten percent (10%) or more of the issued and outstanding Pharma Common Shares and which is to be performed in whole or in part after the date hereof. There are no commitments by Pharma, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

      Section 1.18. LABOR RELATIONS. Pharma has never had a work stoppage resulting from labor problems. To the best knowledge of Pharma, no union or other collective bargaining organization is organizing or attempting to organize any employee of Pharma.

      Section 1.19. PREVIOUS SALES OF SECURITIES. Since inception, Pharma has sold Pharma Common Shares to investors in reliance upon applicable exemptions from the registration requirements under applicable federal and state securities laws. All such sales (the "Sales") were made in accordance with such securities laws.

      Section 1.20. PHARMA SCHEDULES. Upon execution hereof, Pharma will deliver to ETI the following schedules, which are collectively referred to as the "Pharma Schedules" and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Pharma as complete, true and correct in all material respects:



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            (a)    copies of the  articles  of  incorporation,  bylaws and all minutes of shareholders' and directors' meetings of Pharma;

            (b) the financial statements of Pharma referenced hereinabove in Section 1.4;

            (c) a list indicating the name and address of the shareholders of Pharma, together with the number of shares owned by them;

            (d) copies of all licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which Pharma carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of Pharma);

            (e) a list of every debt, mortgage, security interest, pledge, lien, encumbrance or claim of any nature whatsoever in excess of $50,000 as may affect Pharma, its properties or assets;

            (f) a list of all executive employees of Pharma, including current compensation, and whether or not such employee is subject to a written contract;

            (g) a description of all real and personal property owned by Pharma, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real and personal property;

            (h) copies of all material contracts, leases, agreements or other instruments as referenced in Section 1.10, above, to which Pharma is a party or by which it or its properties are bound;

            (i) a list of all patent applications, copyrights, trademarks, service marks and trade names that are pertinent in any manner whatsoever to the development, testing, registration, assembly, manufacture, use or sale of any products or services used in the business of Pharma and in which Pharma has or previously had any direct or indirect, equitable or legal right or interest;

            (j) a copy of all material documentation relating to the sale of Pharma Common Shares by Pharma to its present shareholders;

            (k)    a list of insurance policies referred to in Section 1.15;

            (l) a description of any material adverse change in the business operations, property, inventory, assets or condition of Pharma since the most recent Pharma balance sheet required to be provided pursuant to
      Section 1.7;

            (m) any other information, together with any required copies of documents required to be disclosed in the Pharma Schedules by Sections 1.1 through 1.19.

      Pharma shall cause the Pharma Schedules and the instruments and data delivered to ETI hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.



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                                   ARTICLE II.
                         REPRESENTATIONS, COVENANTS AND
                       WARRANTIES OF ETI, TELSEY AND KELL


      As an inducement to, and to obtain the reliance of Pharma, ETI, Telsey and Kell (ETI, Telsey and Kell are sometimes collectively referred to as the "ETI Parties"), jointly and severally, represent and warrant as follows:

      Section 2.1. ORGANIZATION. ETI is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the ETI Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, amended articles of incorporation (collectively, hereinafter referred to as the "articles of incorporation") and bylaws of ETI as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of ETI's articles of incorporation or bylaws. ETI has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. ETI has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplated.

      Section 2.2. CAPITALIZATION. The authorized capitalization of ETI consists of 100,000,000 shares of Common Stock, no par value per share and 25,000,000 shares of Preferred Stock, par value $.01 per share. There are no Preferred Shares issued or outstanding. Prior to the Closing Date, as defined hereinbelow, the Board of Directors of ETI shall undertake a forward split of the ETI issued and outstanding Common Stock, whereby 4 shares of Common Stock shall be issued in exchange for every 1 share of Common Stock presently issued and outstanding, in order to establish the number of issued and outstanding common shares to be 2,000,000. As of the Closing Date, as defined herein, there will be no more than 2,000,000 common shares issued and outstanding (the "ETI Common Shares") held by the then existing securities holders of ETI. All issued and outstanding ETI Common Shares have been legally issued, fully paid and are nonassessable.

      Section 2.3. SUBSIDIARIES. ETI has no subsidiaries and predecessor corporations and has not, since its formation, been party to any merger, share exchange or similar transaction.

      Section 2.4.  FINANCIAL STATEMENTS.

            (a) Included in the ETI Schedules are the audited consolidated balance sheet of ETI for the years ended September 30, 1996 and 1995 and the related statements of operations, shareholders' equity and cash flows for the year then ended, which are included in the schedules identified in
      Section 2.18(c).

            (b) All such financial  statements  have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The ETI balance sheets presents fairly as of their respective dates the financial condition of ETI. ETI did not have as of the date of any of such ETI balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a


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      balance sheet or the notes thereto  prepared in accordance  with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of ETI, in accordance with generally accepted accounting principles. The statements of operations, shareholders' equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles;

            (c) The books and records, financial and others, of ETI are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

            (d) ETI has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties) or in connection with the filing of (or failure to file) any federal, state, county, local or other tax returns;

            (e) As of the Closing Date, as defined herein the ETI balance sheet and the notes thereto, shall reflect that ETI has: (i) no receivables;
      (ii) no accounts payable; and (iii) no contingent liabilities, direct or indirect, matured or unmatured.

            (f) ETI has no material contingent liabilities, direct or indirect, matured or unmatured.

      Section 2.5. INFORMATION. The information concerning ETI as set forth in this Agreement and in the ETI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

      Section  2.6.   ABSENCE  OF  CERTAIN   CHANGES  OR  EVENTS.   Except  as
described herein or in the ETI Schedules, since September 30, 1996:

            (a) There has not been: (i) any material adverse change in the business, operations, properties, assets or financial condition of ETI; or
      (ii) any damage, destruction or loss to ETI (whether or not covered by insurance) materially and adversely affected the business, operations, properties, assets or financial condition of ETI;

            (b) ETI has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions or any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of ETI;
      (iii) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction or (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

            (c) ETI has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been canceled as of the Closing Date (except for the stock options described on ETI Schedule 2.6(c)); (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

            (d) to the best knowledge of the ETI Parties, ETI has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of ETI.

      Section 2.7. TITLE AND RELATED MATTERS. As of the Closing Date, ETI will own no real, personal or intangible property.

      Section 2.8. LITIGATION AND PROCEEDINGS. Except as set forth in the ETI Schedules, there are no actions, suits or proceedings pending or, to the best of ETI's knowledge and belief, threatened by or against or affecting ETI, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of ETI. ETI does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

      Section 2.9. CONTRACTS. On the Closing Date (except as disclosed on the ETI Schedules):

            (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which ETI is a party or by which it or any of its properties are bound;

            (b) ETI is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as ETI can now foresee) materially and adversely affect, the business, operations, properties, assets or condition of ETI; and

            (c) ETI is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of ETI; or (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

      Section 2.10. NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which ETI is a party or to which any of its properties or operations are subject.

      Section 2.11. MATERIAL CONTRACT DEFAULTS. To the best knowledge and belief of the ETI Parties, ETI is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of ETI, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which ETI has not taken adequate steps to prevent such a default from occurring.

      Section 2.12. GOVERNMENTAL AUTHORIZATIONS. To the best knowledge of the ETI Parties, ETI has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by ETI of this Agreement and the consummation by ETI of the transactions contemplated hereby.

      Section 2.13. COMPLIANCE WITH LAWS AND REGULATIONS. To the best knowledge and belief of the ETI Parties, ETI has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of ETI or would not result in ETI's incurring any material liability.

      Section 2.14. INSURANCE. ETI has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

      Section 2.15. APPROVAL OF AGREEMENT. The board of directors of ETI has authorized the execution and delivery of this Agreement by ETI and has approved the transactions contemplated hereby.

      Section 2.16. MATERIAL TRANSACTIONS OR AFFILIATIONS. As of the date of this Agreement and as of the Closing Date there will exist no material contract, agreement or arrangement between ETI and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by ETI to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of ETI and which is to be performed in whole or in part after the date hereof. ETI has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

      Section 2.17. LABOR RELATIONS. ETI has never had a work stoppage resulting from labor problems. ETI has no employees other than its officers and directors.

      Section 2.18. COMPLIANCE WITH SECURITIES LAWS. ETI has filed all filings necessary or required to be filed and is in compliance with all applicable federal and state securities laws. All such filings were when filed and continue to be complete and accurate and do not contain any untrue statement of material fact required to make the statements made not misleading.

      Section 2.19. ETI SCHEDULES. Upon execution hereof, ETI shall deliver to Pharma the following schedules, which are collectively referred to as the "ETI Schedules" which are dated the date of this Agreement, all certified by an officer of ETI to be complete, true and accurate:

            (a)    complete   and   correct   copies   of  the   articles   of
      incorporation and bylaws of ETI as in effect as of the date of this Agreement;

            (b)    copies of all  financial  statements  of ETI  identified in
      Section 2.4(a);

            (c) the description of any material adverse change in the business, operations, property, assets, or condition of ETI since September 30, 1996 required to be provided pursuant to Section 2.6; and

            (d) any other information, together with any required copies of documents, required to be disclosed in the ETI Schedules by Sections 2.1 through 2.17.

      ETI shall cause the ETI Schedules and the instruments to be delivered to Pharma hereunder to be updated after the date hereof up to and including the Closing Date. The ETI Schedules shall be complete and accurate as of the date hereof and as of the Closing Date.

      Section 2.20. NO OPERATIONS. Since its formation ETI has not (a) conducted any operations, (b) entered into any contracts, or (c) incurred any material liabilities not reflected in the financial statements referred to in Section 2.4 hereof.

                                  ARTICLE III.
                               EXCHANGE PROCEDURE

      Section 3.1. DELIVERY OF PHARMA SECURITIES. As soon as reasonably possible after the Closing Date, the holders of the Pharma Common Shares shall deliver to ETI (i) certificates or other documents evidencing all of the issued and outstanding Pharma Common Shares, duly endorsed in blank or with executed stock power attached thereto in transferrable form and (ii) investment letters, the form of which is attached hereto as Exhibit "B"; and (iii) if applicable, "accredited investor" letters acknowledging their personal status as accredited investors, as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.

      Section 3.2. ISSUANCE OF ETI COMMON SHARES. (a) In exchange for all of the Pharma Common Shares tendered pursuant to Section 3.1, ETI shall issue an aggregate of 18,000,000 "restricted" ETI Common Shares to the Pharma shareholders on a pro rata basis.

            (a) No fractional ETI Common Shares shall be issued pursuant to this
      Section 3.2. In lieu of such fractional shares, all shares to be issued shall be rounded up or down to the nearest whole share. However, in no event shall ETI be obligated to issue more than 18,000,000 common shares to the shareholders of Pharma. If, due to the rounding up to the nearest whole share, the number of shares to be issued by ETI exceeds 18,000,000, the principal shareholders of Pharma shall receive less than their pro rated proportion of ownership in order to insure that no more than 18,000,000 common shares are so issued.

      Section 3.3. EVENTS PRIOR TO CLOSING. Upon execution hereof or as soon thereafter as practical, management of ETI and Pharma shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, , financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

      Section 3.4. CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall be as of the date in which all of the conditions to Closing referenced in Section 6.3 below have been satisfied or waived by Pharma and all documentation referenced herein is delivered to the respective party herein, unless a different date is mutually agreed to in writing by the parties hereto (the "Closing Date").

      Section 3.5.  TERMINATION.

            (a) This Agreement may be terminated by the board of directors of either ETI or Pharma at any time prior to the Closing Date if:

                  (i) there shall be any action or  proceeding  before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

                  (ii)  any  of  the  transactions   contemplated  hereby  are
            disapproved  by  any  regulatory   authority   whose  approval  is
            required to consummate such transactions; or

                  (iii) the  conditions  described  in Section V (in the case of
            ETI) and VI (in the case of Pharma) have not been satisfied in full.

             In the event of termination  pursuant to this paragraph (a) of this
Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

            (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of ETI if Pharma shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Pharma contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to Pharma. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder; and

            (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Pharma if ETI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of ETI contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to ETI. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

      Section 3.6. DIRECTORS OF ETI. Upon the Closing, the present members of ETI's Board of Directors shall tender their resignations seriatim so that the following persons are appointed directors of ETI in accordance with procedures set forth in the ETI bylaws: Dr. Jose L. Rodriguez (who shall be appointed Chairman of the Board of Directors), Aurelio E. Alonso and Dr. Antonio Rodriguez. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

      Section 3.7. OFFICERS OF ETI. Upon the Closing, the present officers of ETI shall tender their resignations and simultaneous therewith, the following persons shall be elected as officers of ETI in accordance with procedures set forth in the ETI bylaws:

             NAME                     OFFICE
             ----                     ------

             Dr. Jose L. Rodriguez    Chairman of the Board, Chief
                                      Executive Officer, President

             Dr. Antonio M. Rodriguez Secretary

             Aurelio E. Alonso        Executive Vice President,
                                      Chief Financial Officer


                                   ARTICLE IV.
                                SPECIAL COVENANTS

      Section 4.1. ACCESS TO PROPERTIES AND RECORDS. ETI and Pharma will each afford to the officers and authorized representatives of the other full access to the properties, books and records of ETI and Pharma, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of ETI and Pharma, as the case may be, as the other shall from time to time reasonably request.

      Section 4.2. AVAILABILITY OF RULE 144. Each of the parties acknowledge that the ETI Common Shares to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act. ETI is under no obligation to register such shares under the Securities Act, or otherwise. Notwithstanding the foregoing, however, following the Closing Date, ETI will use its reasonable efforts to: (a) make publicly available on a regular basis not less than quarterly, business and financial information regarding ETI so as to make available to the shareholders of ETI the provisions of Rule 144 pursuant to subparagraph (c)(2) thereof; and
(b) within ten (10) days of any written request of any shareholder of ETI, ETI will provide to such shareholder written confirmation of whether it has been able to comply with such of the foregoing subparagraph as may then be applicable. The shareholders of ETI holding restricted securities of ETI as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated and shall be the responsibility of those individuals assuming offices with ETI, including those persons listed in Sections 3.6 and 3.7, hereinabove.

      Section 4.3. INFORMATION FOR ETI PUBLIC REPORTS. Pharma will furnish ETI with all information concerning Pharma and the Pharma Shareholders, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by ETI pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable federal or state law. Pharma covenants that all information so furnished for either such registration statement or other public release by ETI, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

      Section 4.4. SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE ETI COMMON SHARES TO BE ISSUED IN THE EXCHANGE. The consummation of this Agreement, including the issuance of the ETI Common Shares to the shareholders of Pharma as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Pharma shareholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Pharma shall cause to be delivered, and the Pharma shareholders shall deliver to ETI, the investment letter referenced in Section 3.1.

      Section 4.5. THIRD PARTY CONSENTS. ETI and Pharma agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

      Section 4.6.  ACTIONS PRIOR TO CLOSING.

            (a) From and after the date of this Agreement until the Closing Date and except as set forth in the ETI or Pharma Schedules or as permitted or contemplated by this Agreement, ETI and Pharma will each use its best efforts to:

                  (i) carry on its business in substantially the same manner as it has heretofore;

                  (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                  (iii) maintain   in  full   force   and   effect   insurance
            comparable in amount and in scope of coverage to that now maintained by it;

                  (iv) perform in all material  respects all of its  obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

                  (v)   maintain  and   preserve  its  business   organization
            intact,   to  retain  its  key   employees  and  to  maintain  its
            relationship with its material suppliers and customers; and

                  (vi) fully  comply with and perform in all  material  respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

            (b) From and after the date of this Agreement until the Closing Date, neither ETI nor Pharma will, without the prior consent of the other party:

                  (i) except as otherwise specifically set forth herein, make any change in their respective certificates or articles of incorporation or bylaws;

                  (ii) declare or pay any dividend on its outstanding  shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

                  (iii) enter  into or  amend  any  employment,  severance  or similar agreements or arrangements with any directors or officers;

                  (iv)  issue any shares of its capital stock;

                  (v) grant, confer or award any options,  warrants,  conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

                  (vi) purchase or redeem any shares of its capital stock, except as disclosed herein.

      Section 4.7.  INDEMNIFICATION.

            (a) Pharma hereby agrees to indemnify ETI and each of the officers, agents and directors of ETI as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months; and

            (b) ETI and its officers and directors, Telsey and Kell, jointly and severally, hereby agree to indemnify Pharma and each of the officers, employees, agents, directors and current shareholders of Pharma as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months.

                                   ARTICLE V.
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF ETI

      The   obligations   of  ETI  under  this  Agreement  are  subject  to  the
satisfaction, at or before the Closing Date, of the following conditions:

      Section 5.1. ACCURACY OF REPRESENTATIONS. The representations and warranties made by Pharma in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Pharma shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Pharma prior to or at the Closing. ETI shall be furnished with a certificate, signed by a duly authorized officer of Pharma and dated the Closing Date, to the foregoing effect.

      Section   5.2.   SHAREHOLDER   APPROVAL.   The   requisite   number   of
shareholders   of  Pharma  shall  have   approved   this   Agreement  and  the
transactions contemplated thereby.

      Section 5.3. NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Pharma.

      Section 5.4. OFFICER'S CERTIFICATE. ETI shall be furnished with a certificate dated the Closing Date and signed by the Chief Executive Officer and Secretary of Pharma to the effect that

            (a) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Pharma, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Pharma Schedules, by or against Pharma which might result in any material adverse change in any of the assets, properties, business or operations of Pharma;

            (b) Pharma is a corporation duly organized, validly existing, and in good standing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all material applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to conduct its business as now conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

            (c) To the best knowledge of Pharma, the execution and delivery by Pharma of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Pharma's articles of incorporation or bylaws or violate any court order, writ, injunction or decree applicable to Pharma, or its properties or assets;

            (d) The authorized capitalization of Pharma consists of 5,000,000 Common Shares, par value $0.001 per share. As of the Closing Date, 3,372,584 of the authorized Pharma Common Shares will be issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. Except as set forth in the Pharma Schedules, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Pharma to issue any additional shares of any class of its capital stock.

            (e)   This  Agreement  has  been  duly  and  validly   authorized,
      executed and delivered by Pharma;

            (f) Pharma has taken all actions required by the applicable laws of Florida to permit the transfer of the Pharma Common Shares to ETI; and

            (g) Pharma does not have in excess of 35 non-accredited investors (as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended) as shareholders as of the Closing Date.

      Section  5.5.  OTHER  ITEMS.   ETI  shall  have  received  such  further
documents,   certificates   or  instruments   relating  to  the   transactions
contemplated hereby as ETI may reasonably request.

                                   ARTICLE VI.
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF PHARMA

      The obligations of Pharma under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

      Section 6.1. ACCURACY OF REPRESENTATIONS. The representations and warranties made by ETI, Telsey and Kell in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and ETI shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by ETI prior to or at the Closing.

      Section 6.2. NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of ETI.

      Section 6.3. COMPLIANCE WITH REPORTING REQUIREMENTS. ETI, Telsey and Kell represent, jointly and severally, that as of the Closing Date, ETI shall be current in, and in compliance with all requirements of, all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

      Section 6.4. OFFICER'S CERTIFICATE. Pharma shall be furnished with a certificate dated the Closing Date and signed by the President and Secretary of ETI to the effect that

            (a) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of ETI, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the ETI Schedules, by or against ETI which might result in any material adverse change in any of the assets, properties, business or operations of ETI;

            (b) ETI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the corporate power and is duly authorized, qualified, franchised and licensed under all material applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to conduct its business as now conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

            (c) to the best knowledge of ETI, the execution and delivery by ETI of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of ETI's Articles of Incorporation or Bylaws or violate any court order, writ, injunction or decree applicable to ETI or its properties or assets;

            (d) the authorized capitalization of ETI consists of 100,000,000 shares of common stock, no par value per share and 25,000,000 shares of preferred stock, par value $.01 per share. There are no preferred shares issued or outstanding. The Board of Directors of ETI have effected a forward split of the ETI issued and outstanding common stock in which four shares of common stock were issued in exchange for every one share of common stock which was previously issued and outstanding. As of the Closing Date there will be 2,000,000 shares of common stock issued and outstanding held by the existing security holders of ETI. All issued and outstanding ETI common shares have been legally issued, fully paid and are non-assessable. Except as set forth in the ETI Schedules or otherwise disclosed to Pharma, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating ETI to issue any additional shares of any class of its capital stock.

            (e)   this  Agreement  has  been  duly  and  validly   authorized,
      executed and delivered by ETI;

            (f) ETI has taken all actions required by the applicable laws of the State of Colorado to permit the exchange of the Pharma Common Shares to ETI Common Shares.

      Section  6.5.  OTHER  ITEMS.  Pharma  shall have  received  such further
documents,   certificates,   or  instruments   relating  to  the  transactions
contemplated hereby as Pharma may reasonably request.

                                  ARTICLE VII.
                                  MISCELLANEOUS

      Section 7.1. BROKERS AND FINDERS. Except as set forth in Schedule 7.1, each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

      Section 7.2. LAW. FORUM AND JURISDICTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, except as the corporate law of Florida applies to Pharma and as US federal law may be applicable.

      Section 7.3. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by recognized overnight delivery service, addressed as follows:

            If to ETI:        Andrew I. Telsey, Esq.
                              2851 S. Parker Rd., Su. 720
                              Aurora, CO 80014

            If to Pharma:     Dr. Jose L. Rodriguez, President
                              PharmaSystems Cost Containment Corp.
                              7350 NW 7th St., #104
                              Miami, FL 33126

            With a copy to:   Clayton Parker, Esq.
                              Kirkpatrick & Lockhart LLP
                              Miami Center, 20th Floor
                              201 S. Biscayne Blvd.
                              Miami, FL  33131-2399

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered.

      Section 7.4. ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the non-prevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

      Section 7.5. CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

      Section 7.6. SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

      Section 7.7. THIRD PARTY BENEFICIARIES. This contract is solely among ETI, Telsey, Kell and Pharma and, except as specifically provided, no director, officer, shareholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

      Section 7.8. ENTIRE AGREEMENT. This Agreement represents the entire agreement among the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

      Section 7.9. SURVIVAL; TERMINATION. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

      Section  7.10.   COUNTERPARTS.   This   Agreement  may  be  executed  in
multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

      Section 7.11. AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

      Section 7.12. INCORPORATION OF RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

      Section 7.13. EXPENSES. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

      Section 7.14. HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

      Section 7.15. BENEFIT. This Agreement shall be binding upon and shall insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other parties.

      Section 7.16. PUBLIC ANNOUNCEMENTS. Except as may be required by law, no party hereto shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

      Section 7.17. SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

      Section 7.18. FAILURE OF CONDITIONS; TERMINATION. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, any of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other parties. The election to proceed shall not affect the right of such electing party reasonably to require the other parties to continue to use their efforts to fulfill the unmet conditions.

      Section 7.19. NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against any party hereto, regardless of which party drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

      Section 7.20. EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                    EURO-TEL, INC.
ATTEST:

/s/ Darlene D. Kell               By: /s/ Andrew I. Telsey
--------------------------------        ------------------------------
Secretary or                            Andrew I. Telsey, President
Assistant Secretary


/s/ Darlene D. Kell                 /s/ Andrew I. Telsey
--------------------------------    ----------------------------------
Darlene D. Kell                           Andrew I. Telsey



ATTEST:                             PHARMASYSTEMS COST CONTAINMENT
                                      CORP.

/s/ Aurelio Alonso                  By: /s/ Jose L. Rodriguez, President
-------------------------               --------------------------------
Secretary or                            Dr. Jose L. Rodriguez, President
Assistant Secretary

                                   EXHIBIT "A"


                           LIST OF PHARMA SHAREHOLDERS



                      PHARMASYSTEMS COST CONTAINMENT CORP.
                               As Of June 14,1997

STOCKHOLDER'S NAME                       INVESTED              NUMBER OF SHARES       ADDRESS

ADVANCED RESPIRATORY CARE INC                                        936,330.00       7350 N.W. 7th STREET #103-MIAMI, FL  33126
AHMAD, FREDDIE                          62,500.00     25,000          25,000.00       P.O. BOX 3108-LORAIN, OH  44052
ALLENDE, LEONARDO M.D.                  50,000.00     16,667           8,333.50       2830 S.W. 64th STREET-MIAMI, FL  33143
ALVAREZ, ORLANDO & AIDA                 40,000.00     13,333           6,666.50       18870 N.W. 84th AVENUE-MIAMI, FL  33015
AMERIS, RENE & NADINE                   50,000.00     16,667           8,333.50       633 N.W. 167th STREET #505-MIAMI, FL  33162
AZARET, JOSE M.D.                       50,000.00     33,333          19,523.50       11880 S.W. 40th STREET #319-MIAMI, FL  33175
BOUZA, LAZARO & ANNA L. M.D.            50,000.00     16,667           8,333.50       13501 S.W. 22nd TERRACE-MIAMI, FL  33165
BROTOWISKI, DAVID                       50,000.00     16,667          19,762.50       360 PALM BOULEVARD-FT LAUDERDALE, FL  33326
BROWN, CHERYL                           20,000.00      5,714           5,714.00       437 WOLF HILL ROAD-DIX HILLS, NY  11746
BUZNEGO, CARLOS & NELVA M.D.            30,000.00     10,000           5,000.00       8030 S.W. 99th STREET-MIAMI, FL 33156
CARDENAS, PEDRO                         60,000.00     20,000          10,000.00       11001 S.W. 64th AVENUE-MIAMI, FL 33156
CARDENAS, RAUL                                                         2,286.00
CASTELLANOS, JUAN M.D.                  50,000.00     33,333          16,666.50       1800 WEST 49th STREET #118-HIALEAH, FL  33012
CASTRO, ROLANDO                         50,000.00     33,333          50,000.00       1165 WEST 49th STREET #210-HIALEAH, FL  33012
COLON, SANTIAGO DMD                     50,000.00     33,333          16,666.50       3850 S.W. 87th AVENUE #101-MIAMI, FL  33143
COPELENKO, MARIO                                                       1,429.00
DELGADO\RODRIGUEZ, PETER &
CARMEN GLORIA                           50,000.00     33,333          16,666.50       14250 S.W. 62nd STREET-MIAMI, FL  33183
DIAZ, JULIO CESAR                       40,000.00     26,667          16,667.00       12252 S.W. 143rd LANE-MIAMI, FL  33186
FARNO, JEFF                                                            1,429.00
FERNANDEZ, GEORGE L.                   CONSULTANT      4,348           4,348.00       11 ISLAND AVE, PENTHOUSE 10-MIAMI BEACH,
                                                                                      FL  33139
FERNANDEZ, ROBERTO M.D.                 50,000.00     12,500          12,500.00       10120 S.W. 92nd AVENUE  MIAMI, FL  33144
GARCIA, FELIX                           50,000.00     12,500          12,500.00       CALLE 11 (ALTOS DE VIRELLA) SANTIAGO,
                                                                                      DOMINICAN REPUBLIC
GARCIA, ISIDRO & REYNA                                                 1,429.00
GOLDSTEIN & JACOBS Pension Plan         50,000.00     25,000          12,500.00
GONZALEZ-ABREU, FRANCISCO                                              2,857.00
HANALF, GAMAL A.                        25,000.00     10,000          10,000.00       6823 RIDGE BOULEVARD-BROOKLYN, NY  11220
HANKE, ANDREAS M.D.                    100,000.00     33,334          26,667.00       AVENIDA MANQUEHUE NORTE #7937 VITACURA-
                                                                                      SANTIAGO, CHILE
HAYES, JIM                              25,000.00      7,143           7,143.00       620 HOWARD PLACE-ST. AUGUSTINE, FL  32086
HEALTH CARE WORKSHOP, LTD.                           888,294         444,147.00       7350 N.W. 7th Street  Suite 104
HERKOWITZ, JULIAN                       75,000.00     24,286          24,286.00       6 HOLLACHER DRIVE-NORTHPORT, NY  11743
INTERCARE HEALTH MANAGEMENT, INC.         PENSION    100,000         100,000.00       7350 N.W. 7th STREET #104-MIAMI, FL  33126
JACOBS, MOISES M.D.                    100,000.00     50,000          25,000.00       8755 S.W. 94th STREET #200-MIAMI, FL  33176
J.P.S. INVESTMENT HOLDINGS              50,000.00     20,000          20,000.00       P. O. BOX 1068-GRAND CAYMAN, CAYMAN
                                                                                      ISLANDS B.W.I.
KATZ, STANLEY                           50,000.00     20,000          20,000.00       10 BONNIE DRIVE-NORTHPORT, N.Y.  11768
KLEFEKER, PHIL & PATRICIA               50,000.00     16,667           8,333.50       9021 NORTH KENDALL DRIVE-MIAMI, FL  33176
LABRADOR, LARRY                         10,000.00      3,333           1,666.50       13931 S.W. 71st LANE-MIAMI, FL  33183
LMI, INC. (PARDILLO)                    25,000.00     16,667          33,333.50
LOPEZ-FERNANDEZ, ORLANDO M.D.          200,000.00    100,000          50,000.00
MALDONADO, FRANCISCO                                                   2,857.00
MALTA, ROSINA                           10,000.00      2,857           2,857.00       REPUBLICA ARABE SIRIA-3215 OCTAVO PISO-CAPITAL
                                                                                      FEDERAL ARGENTINA  1425
MARIN, CARLOS                                        169,876          84,938.00
MARTINEZ, MIGUEL M.D & ELENA            75,000.00     50,000          39,286.00       9340 S.W. 83rd COURT-MIAMI, FL  33156
MARTINEZ\ PENA, EDUARDO G. M.D.
 & VIVIAN                               50,000.00     16,667           8,333.50       19463 N.W. 11th STREET-PEMBROKE PINES,
                                                                                      FL  33029
MATTOS-BARRERO, YOLANDA
 c\o HYUNDAI LTDA                                                      1,429.00       AVE 19 NO. 101-35-SANTAFE de BOGOTA, COLOMBIA
MAZZORANA, LAYDA                                                       2,857.00       5601 COLLINS AVENUE #1009-MIAMI BEACH,
                                                                                      FL  33140


                                       23

STOCKHOLDER'S NAME                       INVESTED              NUMBER OF SHARES       ADDRESS

MIQUEL, ALBERTO                                                        1,500.00
MILLIAN, MIGUEL M.D.                    25,000.00     12,500           6,250.00       3631 SOUTH MIAMI AVENUE-MIAMI, FL  33133
MOYA, ROBERTO M.D. & VIVIAN            100,000.00     66,667          33,333.50       14861 DUNBARTON PLACE-MIAMI LAKES, FL  33016
NASSAR, ALBERT D.                       25,000.00     16,667           8,333.50       5022 STILLWATER TERRACE-COOPER CITY, FL  33330
NASSAR, ALBERT D. & NILIANA                                            1,714.00       5022 STILLWATER TERRACE-COOPER CITY, FL  33330
NAVARRO, GLADYS R.                      50,000.00     16,667           8,333.50       9600 S.W. 19th STREET-MIAMI, FL  33165
O.C.M.                                  10,500.00      3,000           3,000.00       930 LEUCADENDRA DRIVE-CORAL GABLES, FL  33156
PARDILLO, ARMANDO                       25,000.00      8,333           4,166.50       1206 MANOR DRIVE SOUTH-FT. LAUDERDALE,
                                                                                      FL  33326
PARDILLO, ARMANDO A. JR. M.D. P.P.      25,000.00      8,333           4,166.50       4735 ALTON ROAD-MIAMI BEACH, FL  33140
PERON, SALVADOR E. & LOURDES RIVERA     10,000.00      3,333           1,666.50       12395 S.W. 68th AVENUE-MIAMI, FL  33156
PLASENCIA, GUSTAVO M.D.                150,000.00     75,000          37,500.00       9195 SUNSET DRIVE #230-MIAMI, FL  33173
PSI HOLDINGS, INC.                                 1,550,700         775,350.00       2600 DOUGLAS RD., STE. 501
                                                                                      CORAL GABLES, FL  33134
PUJOL, ALFRED G. M.D.                   25,000.00     16,667           8,333.50       4501 PALM AVENUE-HIALEAH, FL  33012
RAMIREZ, EVELYN & DR. TOBAR             50,000.00     25,000          12,500.00       10130 S.W. 79th COURT-MIAMI, FL  33156-2568
RICO-LOPEZ, JUAN & JOSEFINA             25,000.00     12,500           6,250.00       100 EDGEWATER DRIVE #219-CORAL GABLES,
                                                                                      FL  33133
RIVERA, ALFRED H. & LOURDES M. M.D.    205,000.00    102,500          51,250.00       12395 S.W. 68th AVENUE-MIAMI, FL  33156
RIVERA, VIRGINIA S.                     20,100.00      6,700           3,350.00       6600 S.W. 112th STREET-MIAMI, FL  33156
RODRIGUEZ, ANTONIO                                                                    5901 S.W. 104 th STREET-MIAMI, FL  33156
RODRIGUEZ, IGNACIO J. & CARLA           25,000.00      8,333           4,166.50
RODRIGUEZ, JOSE L. & MARIA              10,000.00      6,667          26,585.00       7440 S.W. 74th AVENUE-MIAMI, FL 33143
RODRIGUEZ, MARCO                                                       7,142.00
RUBIO, EUGENE & MAGALYS                 25,000.00      8,333           8,333.00       13910 LAKE SUCESS PLACE-MIAMI LAKES, FL  33014
SCHULT, MYNOR                           25,000.00     16,667           8,333.50       11301 S.W. 3rd STREET-PEMBROKE PINES,
                                                                                      FL  33026
SIMPSER, MOISES                                                       10,000.00
SNVN HOLDINGS, LTD.                     25,000.00      8,333           4,166.50
STEPHEN, JOSEPH                        100,000.00     66,667          33,333.50       12812 S.W. 122nd AVENUE-MIAMI, FL  33186
SOTO AVILA, JOSE                                                       1,429.00       CAR 28 No. 91-26-SANTA FE de BOGOTA, COLOMBIA
TORRENS, RICARDO                        25,000.00      8,333           4,166.50       18420 N.W. 10th  STREET-PEMBROKE  PINES,
                                                                                      FL 33029
VEGA, DAMARYS                           50,000.00     33,333          33,333.00       6630 S.W. 93rd AVENUE-MIAMI, FL  33173
VORASARAN, SUVIMOL                      25,000.00      8,333           4,166.50       9475 S.W. 69th AVENUE-MIAMI, FL  33156
WOLVERTON SECURITIES, LTD               50,000.00     14,286          14,286.00       37 EAST 496 SCHUSTER LANE-BATAVIA, IL  60510
WORLDWIDE                                  215000     90,571          90,571.00       7350 N.W. 7th STREET STE 104  MIAMI, FL  33126
YOUNGERMAN, JAY                         50,000.00     20,000          20,000.00       85 TOLL OAK CRECENT-SYOSSET, N.Y.  11791
WARMAN, ROBERTO                                                        1,500.00

TOTAL                                                              3,372,585.00




                                       24

STOCKHOLDER'S NAME                            TELEPHONE NUMBER

ADVANCED RESPIRATORY CARE INC                (305) 665-8600
AHMAD, FREDDIE
ALLENDE, LEONARDO M.D.                       (305) 825-5868
ALVAREZ, ORLANDO & AIDA                      (305) 954-9522
AMERIS, RENE & NADINE
AZARET, JOSE M.D.                            (305) 551-6260
BOUZA, LAZARO & ANNA L. M.D.                 (305) 226-4634
BROTOWISKI, DAVID                            (954) 349-3848
BROWN, CHERYL
BUZNEGO, CARLOS & NELVA M.D.                 (305) 596-6918
CARDENAS, PEDRO
CARDENAS, RAUL
CASTELLANOS, JUAN M.D.                       (305) 822-6229 O
CASTRO, ROLANDO                              (305) 825-8383
COLON, SANTIAGO DMD
COPELENKO, MARIO
DELGADO\RODRIGUEZ, PETER &
CARMEN GLORIA
DIAZ, JULIO CESAR                            (305) 256-2623
FARNO, JEFF
FERNANDEZ, GEORGE L.                         (305) 672-5526
FERNANDEZ, ROBERTO M.D.
GARCIA, FELIX
GARCIA, ISIDRO & REYNA
GOLDSTEIN & JACOBS Pension Plan
GONZALEZ-ABREU, FRANCISCO
HANALF, GAMAL A.
HANKE, ANDREAS M.D.
HAYES, JIM
HEALTH CARE WORKSHOP, LTD.                   (305) 267-9500
HERKOWITZ, JULIAN
INTERCARE HEALTH MANAGEMENT, INC.            (305) 267-9500
JACOBS, MOISES M.D.                          (305) 273-2388
J.P.S. INVESTMENT HOLDINGS
KATZ, STANLEY
KLEFEKER, PHIL & PATRICIA                    (305)  595-4264
LABRADOR, LARRY                              (305)  386-1848
LMI, INC. (PARDILLO)
LOPEZ-FERNANDEZ, ORLANDO M.D.
MALDONADO, FRANCISCO
MALTA, ROSINA
MARIN, CARLOS
MARTINEZ, MIGUEL M.D & ELENA
MARTINEZ\ PENA, EDUARDO G. M.D.
 & VIVIAN                                    (954) 450-2720
MATTOS-BARRERO, YOLANDA
 c\o HYUNDAI LTDA                           011-57-616-0700
MAZZORANA, LAYDA                             (305) 867-1937 H



                                       25

STOCKHOLDER'S NAME                            TELEPHONE NUMBER

MIQUEL, ALBERTO
MILLIAN, MIGUEL M.D.
MOYA, ROBERTO M.D. & VIVIAN                  (305) 556-5553
NASSAR, ALBERT D.                            (954) 680-3530
NASSAR, ALBERT D. & NILIANA                  (954) 680-3530
NAVARRO, GLADYS R.                           (305) 554-5500
O.C.M.
PARDILLO, ARMANDO
PARDILLO, ARMANDO A. JR. M.D. P.P.           (954) 389-0043
PERON, SALVADOR E. & LOURDES RIVERA
PLASENCIA, GUSTAVO M.D.
PSI HOLDINGS, INC.                           (305) 441-8720
PUJOL, ALFRED G. M.D.
RAMIREZ, EVELYN & DR. TOBAR
RICO-LOPEZ, JUAN & JOSEFINA                  (305) 856-6860
RIVERA, ALFRED H. & LOURDES M. M.D.
RIVERA, VIRGINIA S.
RODRIGUEZ, ANTONIO
RODRIGUEZ, IGNACIO J. & CARLA
RODRIGUEZ, JOSE L. & MARIA                   (305) 661-7469
RODRIGUEZ, MARCO
RUBIO, EUGENE & MAGALYS
SCHULT, MYNOR                                (954) 437-1584
SIMPSER, MOISES
SNVN HOLDINGS, LTD.
STEPHEN, JOSEPH                              (305) 255-9600 O
SOTO AVILA, JOSE                          011-57-1-236-1565
TORRENS, RICARDO                             (305) 264-0003
VEGA, DAMARYS                                (305) 598-7506
VORASARAN, SUVIMOL
WOLVERTON SECURITIES, LTD
WORLDWIDE                                    (305) 267-9500
YOUNGERMAN, JAY
WARMAN, ROBERTO

TOTAL                                                              3,372,585.00





                                       26

                                   EXHIBIT "B"

                            FORM OF INVESTMENT LETTER


                                INVESTMENT LETTER

June    , 1997



Euro-Tel, Inc.
2851 S. Parker Rd., Suite 720
Aurora, Colorado  80014

Gentlemen:

The undersigned herewith deposits certificate(s) for shares of common stock of PharmaSystems Cost Containment Corp., a Florida corporation, ("PHARMA"), as described below (endorsed, or having executed stock powers attached) in acceptance of and subject to the terms and conditions of that certain Agreement and Plan of Reorganization (the "Agreement"), between Euro-Tel, Inc. and Pharma, dated June 20, 1997, receipt of which is hereby acknowledged, in exchange for shares of Common Stock of Euro-Tel, Inc. (the "EXCHANGE SHARES"). If any condition precedent to the Agreement is not satisfied within the relevant time parameters established in the Agreement (or any extension thereof), the certificate(s) are to be returned to the undersigned.

The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned's acceptance of the Exchange Shares and as of the date of this letter:

      1. The undersigned is aware that his, her or its acceptance of the Exchange Shares is irrevocable, absent an extension of the Expiration Date of any material change to any of the terms and conditions of the Agreement.

      2. The undersigned warrants full authority to deposit all shares referred to above and Euro-Tel, Inc. will acquire a good and unencumbered title thereto.

      3. The undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of the undersigned.

      4. By execution hereof, the undersigned hereby confirms that the Pharma common stock to be received in exchange for Euro-Tel, Inc. common stock (the "SECURITIES"), will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.

      5. The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the "1933 ACT"), or under any state securities laws. The undersigned understands that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as the undersigned by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. The undersigned understands that he/she/it cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such

Euro-Tel, Inc.
June __, 1997
Page 2


registration become available. In this connection the undersigned understands that the Company has advised the Transfer Agent for the Common Shares that the Securities are "restricted securities" under the 1933 Act and that they may not be transferred by the undersigned to any person without the prior consent of the Company, which consent of the Company will require an opinion of counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as may be proposed by the undersigned must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, the undersigned acknowledges that a legend to the following effect will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

      The undersigned understands that the foregoing legend on his/her its certificate for the Common Shares limits their value, including their value as collateral.

      6. The undersigned represents that he/she/it is experienced in evaluation and investing in securities of companies in the development stage and acknowledges that he/she it is able to fend for itself, can bear the economic risk of this investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

      IN WITNESS WHEREOF, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

Dated: June   , 1997


Very truly yours,


----------------------------
(signature)


----------------------------
(print name in full)


----------------------------
(street address)


----------------------------
(city, state, zip)


----------------------------
(social security number or
 employer identification no.)

                                  Schedule 1.3

                               Pharma Subsidiaries


 1.    Lee's Acquisition Corporation, a Florida corporation
 2.    Advanced Respiratory Care, Inc., a Florida corporation

                                  Schedule 1.4

                              Financial Statements


 1.Attached hereto are Pharma's audited balance sheet, statement of operations, shareholder equity, cash flows and notes thereto dated as of December 31, 1996.

 2.Attached  hereto  are  Pharma's   unaudited   balance  sheet,   statement  of
   operations, shareholder equity, cash flows and notes thereto dated March 31, 1997.

                                  Schedule 1.6

                   Options, Warrants, Calls or Commitments


      Redeemable warrants for 1,000,000 shares of Pharma common stock subscribed for by VJS Intl Holdings, Inc.

                                  Schedule 1.7

                      Absence of Certain Changes or Events


           1.7(a)    None

        1.7(b)(i)    The Bylaws of Pharma were amended in May, 1997 to lower the voting threshold for shareholder action from a super-majority requirement of seventy-five percent (75%) to a simple majority requirement.

       1.7(b)(ii)    Stock Redemption  Agreement dated June 7, 1997 by and among
                     Pharma, PSI Holdings, Inc., a Florida corporation ("PSI") and Orlando Lopez-Fernandez, M.D. ("Lopez-Fernandez")

       1.7(b)(ii)    Pharma has made promissory  notes dated June 7, 1997 in the principal amounts of $1,346,030.50 and $104,300 in favor of PSI and Lopez-Fernandez, respectively

        1.7(b)(v)    Pharma entered into a Stock Purchase  Agreement  dated June
                     19, 1997 with Joseph L.  Rodriguez,  M.D.,  Maria Rodriguez and Carlos M. Marin pursuant to which Pharma  purchased one hundred percent (100%) of the issued and outstanding common
                     stock  of  Advanced   Respiratory  Care,  Inc.,  a  Florida
                     corporation.

           1.7(c)    None

           1.7(d)    None

                                  Schedule 1.8

                            Title and Related Matters


                                      None

                                  Schedule 1.9

                       Litigation or Threatened Litigation


There is an ongoing dispute between Pharma and McKesson Robbins ("McKesson") regarding a purported outstanding trade payable in the aggregate amount of $550,000 purportedly owed by Pharma. McKesson alleges that Pharma owes $550,000 to McKesson for pharmaceutical products purchased from Fox Meyer. McKesson purchased such purported claim from Fox Meyer during Fox Meyer's bankruptcy proceedings. Pharma is currently attempting to settle the dispute in the pre-litigation stage. As of the date hereof, Pharma has not been contacted by McKesson's counsel and no litigation has been threatened against Pharma. Pharma previously forwarded a settlement proposal on April 7, 1997 to McKesson's collection agency, United Merchantile Assoc. in an attempt to resolve the foregoing dispute, but has yet to receive any answer thereto.

                                  Schedule 1.10

                                    Contracts


          1.10(a) Stock Purchase Agreement dated June 19, 1997 by and among Pharma, Jose L. Rodriguez, M.D., Maria Rodriguez and Carlos
                     M. Marin.

          1.10(a) Intermark Trade Center Lease Agreement dated August 1, 1995, by and between Shusho Investment Inc. and Pharma.

       1.10(b)(i)    Employment  Agreement  dated June 19,  1997 by and  between
                     Pharma and Jose L. Rodriguez, M.D.

       1.10(b)(i)    Employment  Agreement  dated June 19,  1997 by and  between
                     Pharma and Aurelio Alonso.

       1.10(b)(i)    Employment  Agreement  dated June 19,  1997 by and  between
                     Pharma and Antonio M. Rodriguez.

       1.10(b)(iii)  Stock Redemption  Agreement dated June 7, 1997 by and among
                     Pharma, PSI Holdings, Inc., a Florida corporation ("PSI") and Orlando Lopez-Fernandez, M.D. ("Lopez-Fernandez")

       1.10(b)(iii)  Pharma has made promissory  notes dated June 7, 1997 in the principal amounts of $1,346,030.50 and $104,300 in favor of PSI and Lopez-Fernandez, respectively

                                  Schedule 1.11

                           Material Contract Defaults


                                      None

                                  Schedule 1.12

                        Conflicts With Other Instruments


                                      None

                                  Schedule 1.14

                      Compliance With Laws and Regulations


                                      None

                                  Schedule 1.15

                                    Insurance


Commercial property coverage provided by CNA Insurance Company for the period commencing June 1, 1997 and ending on June 1, 1998, on such terms and conditions as set forth on the insurance policy attached hereto.

                                  Schedule 1.17

                      Material Transactions or Affiliations


Stock Purchase Agreement dated June 19, 1997 by and among Pharma, Jose L. Rodriguez, M.D., Maria Rodriguez and Carlos M. Marin.

Employment Agreement dated June 19, 1997 by and between Pharma and Jose L. Rodriguez, M.D.

Stock Redemption Agreement dated June 7, 1997 by and among Pharma, PSI Holdings, Inc., a Florida corporation ("PSI") and Orlando Lopez-Fernandez, Jr., M.D. ("Lopez-Fernandez")

Promissory Notes dated June 7, 1997 in the principal amounts of $1,346,030.50 and $104,300 made by Pharma in favor of PSI and Lopez-Fernandez, respectively.

                                Schedule 1.20(f)

                       Compensation of Executive Officers


                                                            Compensation
          Executive's Name               Position             per Annum

      Jose L. Rodriguez, M.D.   President                     $360,000

      Aurelio Alonso            Chief Financial Officer       $120,000

      Antonio M. Rodriguez      Vice President of             $104,000
                                    Marketing

      Albert Nassar             Vice President of             $104,000
                                    Marketing